Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com
FOR IMMEDIATE RELEASE
Contact:

Kevin P. McCarty
Director, Investor Relations
Intermec, Inc.
425-265-2472
kevin.mccarty@intermec.com

INTERMEC REPORTS SECOND QUARTER 2009 RESULTS IN-LINE WITH GUIDANCE

▪	Q2’09 Revenue of $158 Million, Cash Increases to $227 Million
▪	Q2’09 EPS Loss of ($0.11), excluding Restructuring EPS Loss of ($0.03)

EVERETT, Wash. – July 30, 2009 – Intermec, Inc. (NYSE: IN) today announced financial results for its second quarter, which ended June 28, 2009.

Second quarter 2009 revenues were $158 million with a net loss of ($6.5) million, or ($0.11) per diluted share, compared to 2008 second quarter revenues of $218 million and net earnings of $7.7 million, or $0.13 per diluted share.

“Intermec executed well in a challenging economic environment, delivering within our quarterly guidance and generating cash,” said Patrick J. Byrne, Intermec’s president and CEO. “Our recent new product introductions, channel expansion programs, and lower break even point position us well for market recovery.”

The following table presents our GAAP (loss) earnings from operations before taxes, net (loss) earnings, and diluted (loss) earnings per share as reported for the second quarters of 2009 and 2008, and as adjusted by excluding the impact of restructuring charges.

	Quarter Ended June 28, 2009			Quarter Ended June 29, 2008
($ in millions, except per share amounts)	(Loss) earnings from operations before taxes	Net (loss) earnings	Diluted (loss) earnings per share	Earnings from operations before taxes	Net earnings	Diluted earnings per share

Earnings as Reported	$(10.3)	$(6.5)	$(0.11)	$11.1	$7.7	$0.13
Restructuring charges	$7.3	$4.7	$0.08	-	-	-

Earnings as Adjusted	$(3.0)	$(1.8)	$(0.03)	$11.1	$7.7	$0.13

Second Quarter 2009 Operating Performance

▪	Total revenues of $158 million were down 28% from the prior year quarter. Approximately 5 percentage points of the decline was due to currency translation.

▪
Geographically, North American revenues declined 22% over the comparable prior-year period. Revenues in Europe, Middle East and Africa (EMEA) were down 36% from the prior year period with approximately 12 percentage points of the decline due to currency translation. Latin American revenues decreased 34%, and Asia Pacific (APAC) revenues decreased 21%, both over the comparable prior-year period.

▪
From a product line perspective, Systems and Solutions revenue decreased 33% and Printer and Media revenue declined 28% both over the comparable prior-year period. Service revenue was 9% below the prior-year period.

▪
Gross profit margins decreased 4.5 percentage points to 36.2%, and product gross margins decreased 5.6 percentage points to 34.4%, both compared to the second quarter of 2008.  The gross profit margin decline was attributable to the competitive and economic environment, reduced product volumes, product and geographical mix and the impact of currency translation.  Service gross margins of 42.7% declined 1.3 percentage points from over the second quarter of 2008.

▪
Operating expenses excluding restructuring charges were $60.1 million, down 23%, compared to $77.8 million in the second quarter 2008. There were no restructuring charges in the second quarter of 2008.

▪
Included in second quarter 2009 results are pre-tax restructuring charges of $7.3 million or ($0.08) per diluted share relating to business restructuring plans announced in 2009. Excluding these charges the non-GAAP adjusted net loss for the second quarter of 2009 was ($1.8) million, or ($0.03) per diluted share, as compared with the prior year second quarter’s net income of $7.7 million, or $0.13 per diluted share, as described in the Non-GAAP (Adjusted) Financial Measures section of this release.

▪	The Company’s second quarter 2009 effective tax rate was approximately 36%, consistent with the prior-year comparable quarter.

▪	Operating cash flow was positive $8 million in the quarter, including the impact of cash paid for restructuring of $4 million.

▪	The Company’s cash and cash equivalents increased during the quarter to $227 million. The Company has no debt.

Recent Product Introductions

▪
During the quarter we announced the CN4, the most lightweight, fully rugged 3.5G mobile computer in its class - designed to perform in the most demanding work environments. With a six-foot drop specification - on all faces, sides and corners, compact internal antenna design, and IP64 sealing - the CN4 can reduce worker downtime and the risk of critical data or revenue loss. The CN4 integrates with a wide range of performance-optimized printers and accessories for in-vehicle or stand-alone implementation, and leverages system software and a wide range of accessories with Intermec’s leading CN3-series.

▪
We also announced the CN50 high performing 3.75G mobile computer, which is optimally designed for “hold and carry” environments and direct customer interactions.  The CN50 enables mobile workers to run data-intensive applications in a small, lightweight and ruggedized form factor. The CN50 features numerous performance innovations, including a Flexible NetworkTM Radio that can be re-provisioned to a different network as business needs or coverage options evolve. This capability enables customers to deploy a single hardware solution on the wireless network offering the best cost and geographic coverage.

The CN50 and CN4 are both available with an optional Enhanced Mobile Document Imaging (eMDI) capability, providing mobile workers with a fast, reliable way to convert full page paper documents into electronic documents at the point-of-transaction. With eMDI-enabled devices, mobile workers now have the ability to transmit high-quality document images, captured in all lighting conditions, to back office applications in real-time.

▪
Intermec also added five new rugged mobile printers to its PB product family – the PB21, PB22, PB31, PB32 and PB51. The new printers feature two times more memory, print twenty to thirty percent faster than competing solutions, and are the industry’s only “Smart” rugged mobile receipt, label and invoice printers. The two, three, and four inch printers enable mobile workforces in route accounting, transportation and logistics, retail and field service applications to print high quality, graphically complex receipts.  In addition, an enhanced version of the successful PB50 is now available, including an improved label self strip feature and media holder.

Outlook – Third Quarter 2009

Intermec announced its financial forecast for the third quarter of 2009.

▪	Revenues are expected to be within a range of $165 to $175 million.

▪
Earnings (loss) per share are expected to be within a range of ($0.08) to ($0.03) per diluted share, including the expected impact of approximately ($0.06) for the restructuring plans announced in 2009. Excluding these restructuring charges the non-GAAP adjusted earnings (loss) per share are expected to be within a range of ($0.02) to $0.03 per diluted share.

Conference Call Information

Intermec will hold its conference call on July, 30 2009 at 5 p.m. ET (2 p.m. PT).  The dial-in numbers for participants are 1 (517) 308-9090 (US and International) 1 (800) 621-8495 (Toll free); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at www.intermec.com/InvestorRelations

###

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for earnings (loss) from operations before taxes, net (loss) earnings, and earnings (loss) per diluted share. It also includes an outlook for the third quarter 2009 non-GAAP (adjusted) earnings (loss) per diluted share.  Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) provides supplemental information useful to investors’ and management’s understanding of the company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the third quarter of 2009 or any current or future period.  They also include statements about our ability to develop, produce, market or sell our products, either directly or through third parties, reduce expenses, improve efficiency, realign resources, continue operational improvement and year-over-year growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q.

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
( in thousands except per share amounts)
( Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Revenues
Product	$123,339	$180,455	$252,002	$360,028
Service	34,376	37,806	68,286	75,011
Total revenues	157,715	218,261	320,288	435,039

Costs and Expenses
Cost of product revenues	80,927	108,189	164,293	215,894
Cost of service revenues	19,714	21,154	39,851	42,859
Research and development	15,375	17,822	31,288	35,015
Selling, general and administrative	44,711	58,828	95,719	116,793
Restructuring charges	7,345	-	15,927	-
Flood related charge	-	1,122	-	1,122
Total costs and expenses	168,072	207,115	347,078	411,683

Operating (loss) profit	(10,357)	11,146	(26,790)	23,356
Interest income	261	1,171	602	2,846
Interest expense	(227)	(345)	(452)	(2,135)
(Loss) earnings before taxes	(10,323)	11,972	(26,640)	24,067
Income tax (benefit) expense	(3,781)	4,250	(9,698)	8,639
Net (loss) earnings	$(6,542)	$7,722	$(16,942)	$15,428

Basic (loss) earnings per share	$(0.11)	$0.13	$(0.28)	$0.25
Diluted (loss) earnings per share	$(0.11)	$0.13	$(0.28)	$0.25

Shares used in computing basic (loss) earnings per share	61,606	61,103	61,532	61,030
Shares used in computing diluted (loss) earnings per share	61,606	61,611	61,532	61,543

INTERMEC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$227,075	$221,335
Short-term investments	132	156
Accounts receivable, net of allowance for doubtful accounts and sales returns of $8,188 and $10,789	106,260	138,549
Inventories	92,348	116,949
Net current deferred tax assets	66,568	56,295
Other current assets	18,041	14,405
Total current assets	510,424	547,689

Property, plant and equipment, net	38,924	41,348
Intangibles, net	3,006	3,521
Net deferred tax assets	153,428	167,834
Other assets	31,137	29,503
Total assets	$736,919	$789,895

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$78,964	$112,772
Payroll and related expenses	31,924	24,799
Deferred revenues	41,280	38,712
Total current liabilities	152,168	176,283

Long-term deferred revenues	22,219	25,980
Pension liability	53,158	92,129
Other long-term liabilities	12,478	13,747

Commitments

Shareholders' equity:
Common stock (250,000 shares authorized, 62,038 and 61,766 shares issued and outstanding)	620	618
Additional paid-in-capital	698,789	694,296
Accumulated deficit	(179,344)	(162,402)
Accumulated other comprehensive loss	(23,169)	(50,756)
Total shareholders' equity	496,896	481,756
Total liabilities and shareholders' equity	$736,919	$789,895

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Six Months Ended
	June 28, 2009	June 29, 2008
Cash and cash equivalents at beginning of the period	$221,335	$237,247

Cash flows from operating activities:
Net (loss) earnings	(16,942)	15,428
Adjustments to reconcile net (loss) earnings to net cash
provided by operating activities:
Depreciation and amortization	7,846	7,842
Deferred taxes	(10,634)	7,295
Excess tax shortfall (benefit) from stock-based payment arrangements	547	(1,340)
Change in operating assets and liabilities:
Accounts receivable	32,289	31,823
Inventories	24,516	(27,481)
Accounts payable and accrued expenses	(34,968)	(21,754)
Payroll and related expenses	7,125	(3,192)
Other operating activities	(1,970)	13,795
Net cash provided by operating activities	7,809	22,416

Cash flows from investing activities:
Capital expenditures	(4,720)	(5,779)
Proceeds from sale of property	1,867	5,497
Purchases of investments	-	(760)
Sale of investments	-	28,515
Capitalized patent legal fees	(2,321)	(778)
Net cash (used in) provided by investing activities	(5,174)	26,695

Cash flows from financing activities:
Repayment of debt	-	(100,000)
Excess tax (shortfall) benefit from stock-based payment arrangements	(547)	1,340
Stock options exercised	218	3,595
Other financing activities	652	1,559
Net cash provided by (used in) financing activities	323	(93,506)

Effect of exchange rate changes on cash and cash equivalents	2,782	6,162

Resulting increase (decrease) in cash and cash equivalents	5,740	(38,233)

Cash and cash equivalents at end of the period	$227,075	$199,014

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended				Six Months Ended
		Non GAAP	Adjusted			Non GAAP	Adjusted
	June 28, 2009	Adjustments	June 28, 2009	June 29, 2008	June 28, 2009	Adjustments	June 28, 2009	June 29, 2008

Revenues
Product	$123,339		$123,339	$180,455	$252,002		$252,002	$360,028
Service	34,376		34,376	37,806	68,286		68,286	75,011
Total revenues	157,715		157,715	218,261	320,288		320,288	435,039

Costs and Expenses
Cost of product revenues	80,927		80,927	108,189	164,293		164,293	215,894
Cost of service revenues	19,714		19,714	21,154	39,851		39,851	42,859
Research and development	15,375		15,375	17,822	31,288		31,288	35,015
Selling, general and administrative	44,711		44,711	58,828	95,719		95,719	116,793
Flood related charge	-		-	1,122	-		-	1,122
Restructuring	7,345	(7,345)	-	-	15,927	(15,927)	-	-
Total costs and expenses	168,072	(7,345)	160,727	207,115	347,078	(15,927)	331,151	411,683

Operating (loss) profit	(10,357)	7,345	(3,012)	11,146	(26,790)	15,927	(10,863)	23,356
Interest income	261		261	1,171	602		602	2,846
Interest expense	(227)		(227)	(345)	(452)		(452)	(2,135)
(Loss) earnings before taxes	(10,323)	7,345	(2,978)	11,972	(26,640)	15,927	(10,713)	24,067
Income tax (benefit) expense	(3,781)	2,701	(1,080)	4,250	(9,698)	5,770	(3,928)	8,639
Net (loss) earnings	(6,542)	4,644	(1,898)	7,722	(16,942)	10,157	(6,785)	15,428

Basic (loss) earnings per share	$(0.11)	$0.08	$(0.03)	$0.13	$(0.28)	$0.16	$(0.11)	$0.25

Diluted (loss) earnings per share	$(0.11)	$0.08	$(0.03)	$0.13	$(0.28)	$0.16	$(0.11)	$0.25

Shares used in computing basic (loss) earnings per share	61,606	61,606	61,606	61,103	61,532	61,606	61,606	61,030
Shares used in computing diluted (loss) earnings per share	61,606	61,606	61,606	61,611	61,532	61,606	61,606	61,543

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK FOR THE QUARTER ENDED SEPTEMBER 27, 2009
(Unaudited)

Diluted (loss) earnings per share

As Reported	$(0.08) to (0.03)
Restructuring charge	$0.06

As Adjusted	$(0.02) to 0.03